As filed with the Securities and Exchange Commission on May 20, 2013
Registration No. 333 - 11756

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sony Kabushiki Kaisha

(Exact name of Registrant as specified in its charter)

Sony Corporation

(Translation of Registrant’s name into English)

Japan	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o 7-1, Konan 1-chome
Minato-ku
Tokyo 108-0075
Japan
(Address of principal executive offices)

The Sony Corporation of America 2000 Stock Incentive Plan
(Full title of the plan)

Sony Corporation of America
550 Madison Avenue, 33rd Floor
New York, New York 10022-3211
Attn.: Office of the General Counsel
212-833-4625
(Name, address and telephone number of agent for service)
Copy to:
Arthur H. Kohn, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act.

☑ Large accelerated filer  ☐ Accelerated filer  ☐ Non-accelerated filer  ☐ Smaller Reporting Company

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-11756) filed by Sony Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on March 31, 2000 (the “Registration Statement”) to register 4,662 Convertible Bonds of the Registrant (the “Convertible Bonds”) to be issued pursuant to the Sony Corporation of America 2000 Stock Incentive Plan (the “Plan”) and 466,200 shares of Common Stock of the Registrant (the “Shares”), to be issued pursuant to the Plan upon conversion of the Convertible Bonds.  As of the date hereof, none of the Convertible Bonds remain outstanding under the Plan, and no additional Shares will be issued pursuant to the Plan.

In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all of the Convertible Bonds and Shares that remain unsold or otherwise unissued, if any, and to terminate the effectiveness of the Registration Statement.

Sony Corp. Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-11756).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Japan as of the 20th day of May, 2013.

SONY CORPORATION

By:	/s/ Kunitaka Fujita
Kunitaka Fujita
Executive Vice President, Corporate Executive, Human Resources

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

Name	Title	Date
/s/ Kazuo Hirai Kazuo Hirai	President and Chief Executive Officer, Representative Corporate Executive Officer, Member of the Board	May 20, 2013
/s/ Masaru Kato Masaru Kato	Executive Vice President and Chief Financial Officer, Corporate Executive Officer, Member of the Board	May 20, 2013
/s/ Sir Howard Stringer Sir Howard Stringer	Chairman of the Board	May 20, 2013
/s/ Ryoji Chubachi Ryoji Chubachi	Member of the Board	May 20, 2013

Sony Corp. Post-Effective Amendment
No. 1 to the Registration Statement on
Form S-8 (Registration No. 333-11756).

/s/ Osamu Nagayama Osamu Nagayama	Vice Chairman of the Board	May 20, 2013
/s/ Sir Peter Bonfield Sir Peter Bonfield	Member of the Board	May 20, 2013
/s/ Ryuji Yasuda Ryuji Yasuda	Member of the Board	May 20, 2013
/s/ Yukako Uchinaga Yukako Uchinaga	Member of the Board	May 20, 2013
/s/ Mitsuaki Yahagi Mitsuaki Yahagi	Member of the Board	May 20, 2013
/s/ Tsun-Yan Hsieh Tsun-Yan Hsieh	Member of the Board	May 20, 2013

Sony Corp. Post-Effective Amendment
No. 1 to the Registration Statement on
Form S-8 (Registration No. 333-11756).

/s/ Roland A. Hernandez Roland A. Hernandez	Member of the Board	May 20, 2013
/s/ Kanemtisu Anraku Kanemtisu Anraku	Member of the Board	May 20, 2013
/s/ Yorihiko Kojima Yorihiko Kojima	Member of the Board	May 20, 2013
/s/ Takaaki Nimura Takaaki Nimura	Member of the Board	May 20, 2013
/s/ Mary Jo Green Mary Jo Green	Authorized U.S. Representative	May 20, 2013

Sony Corp. Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-11756).